UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported): March 13, 2007

                            Five Star Products, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

         000-25869                                       13-3729186
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      (Commission File Number)                (IRS Employer Identification No.)


         777 Westchester Avenue, White Plains, NY                    10604
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         (Address of Principal Executive Offices)                 (Zip Code)

                                 (914) 249-9700
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))



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Item 1.01         Entry into a Material Definitive Agreement.

         On March 13, 2007, Five Star Products, Inc. ("Five Star") signed a definitive asset purchase agreement, dated as of March 13, 2007 (the "Agreement"), with Right-Way Dealer Warehouse, Inc. ("Right-Way") to acquire all of Right-Way's assets (except "Excluded Assets" as defined in the Agreement) and all of the operations of its Brooklyn Cash & Carry business (the "Brooklyn Business") and assume certain liabilities of Right-Way (the "Assumed Liabilities" as defined in the Agreement) for cash. Management of Five Star estimates that Five Star will pay approximately $2.6 million to Right-Way if the transaction contemplated by the Agreement closes on or about April 5, 2007. The transaction, which is subject to approval by the Bankruptcy Court for the District of Massachusetts and to other higher and better offers, if any.

         The Agreement provides that in no event will the purchase price exceed $5 million.

         Five Star has deposited $200,000 with Right-Way, which will be forfeited to Right-Way in the event that Five Star fails to consummate the transaction through no fault of Right-Way after approval of the transaction by the Bankruptcy Court.

         Closing of the transaction contemplated under the Agreement is subject to closing conditions including approval of the transaction by the Bankruptcy Court.

         Right-Way representations and warranties contained in the Agreement include limited representations regarding the business and the assets of the Right-Way to be conveyed to Five Star, Right-Way's corporate status and authorization, litigation, compliance with laws, environmental and safety matters and non-contravention of corporate organization documents or violations of law or of any agreements or instruments to which Right-Way is a party. Five Star representations and warranties contained in the Agreement include customary representations of a purchaser of assets, including corporate organization, authorization, and non-contravention of corporate organization documents or violations of law or agreements or instruments to which Five Star is a party.

         In the event that the Bankruptcy Court authorizes Right-Way to sell the assets subject to the Agreement to a third party and the Agreement has not been terminated because of a material breach by Five Star of its obligations or representations and warranties under the Agreement, Right-Way will pay Five Star a $50,000 break-up fee upon the earlier of the closing of such other transaction or 45 days after such other transaction is approved by the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, Right-Way has agreed not to consider an alternative transaction unless it meets minimum consideration requirements.

         In addition, upon closing of the proposed transaction subject of the Agreement, Five Star has agreed to lease a warehouse at which the Brooklyn Business is conducted from an affiliate of the principal of Right-Way, with an option to purchase the warehouse and has agreed to enter into an employment agreement with Ronald Kampner, a principal of Right-Way.



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         The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10 to this report and is incorporated herein by reference.


Item 9.01         Financial Statements and Exhibits

        (d) Exhibits.


        10 Asset Purchase Agreement, dated as of March 13, 2007, by and between Five Star Products, Inc. and Right-Way Dealer Warehouse, Inc.

        99  Press Release of Five Star Products, Inc., dated March 14, 2007





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            FIVE STAR PRODUCTS, INC.


Date: March 19, 2007                         By: JOHN C. BELKNAP
                                                 President


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                                  EXHIBIT INDEX


         10 Asset Purchase Agreement, dated as of March 13, 2007, by and between Five Star Products, Inc. and Right-Way Dealer Warehouse, Inc.

         99    Press Release of Five Star Products, Inc., dated March 14, 2007




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